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                                                                Exhibit 11

                            RANGER INDUSTRIES, INC.
                      (formerly Coleco Industries, Inc.)

                       COMPUTATION OF EARNINGS PER SHARE

               (Unaudited - See Accountants' Compilation Report)

         for the nine-month periods ended September 30, 1996 and 1995
                                    -------

                                                       1996        1995
                                                       ----        ----

Primary:

   Net loss                                       $    (95,851)   $  (102,935)

   Average common shares outstanding                 4,000,000      4,000,000

   Primary loss per share                         $       (.02)   $      (.03)


Fully diluted:

   Net loss                                       $    (95,851)   $  (102,935)

   Average common shares outstanding                 4,000,000      4,000,000

   Fully-diluted loss per share                   $       (.02)   $      (.03)



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                                                      Exhibit 11 , Continued

                            RANGER INDUSTRIES, INC.
                      (formerly Coleco Industries, Inc.)

                       COMPUTATION OF EARNINGS PER SHARE

               (Unaudited - See Accountants' Compilation Report)

              for the quarters ended September 30, 1996 and 1995
                                    -------

                                                       1996          1995
                                                       ----          ----

Primary:

   Net loss                                       $     (50,127)  $   (33,198)

   Average common shares outstanding                  4,000,000     4,000,000

   Primary loss per share                         $        (.01)  $      (.01)


Fully diluted:

   Net loss                                       $     (50,127)  $   (33,198)

   Average common shares outstanding                  4,000,000     4,000,000

   Fully-diluted loss per share                   $        (.01)  $      (.01)